
<ARTICLE> 5
<LEGEND>
This schedule contains summary information extracted from the Form 10-K and is qualified in its entirety by reference to such Form 10-K.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          OCT-31-1999
<PERIOD-END>                               OCT-31-1999
<CASH>                                           8,935
<SECURITIES>                                     5,314
<RECEIVABLES>                                  127,210
<ALLOWANCES>                                    (2,456)
<INVENTORY>                                     50,706
<CURRENT-ASSETS>                               217,298
<PP&E>                                         678,983
<DEPRECIATION>                                (277,850)
<TOTAL-ASSETS>                                 910,986
<CURRENT-LIABILITIES>                           72,031
<BONDS>                                        258,000
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                        10,207
<OTHER-SE>                                     477,775
<TOTAL-LIABILITY-AND-EQUITY>                   910,986
<SALES>                                        818,827
<TOTAL-REVENUES>                               836,661
<CGS>                                          640,473
<TOTAL-COSTS>                                  640,473
<OTHER-EXPENSES>                               112,995
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              15,835
<INCOME-PRETAX>                                 67,358
<INCOME-TAX>                                    26,740
<INCOME-CONTINUING>                             40,618
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    51,373<F1>
<EPS-BASIC>                                       1.78<F2>
<EPS-DILUTED>                                     1.78<F2>

<F1>Net income includes "equity in earnings of affiliates" in the amount of
$10,755,000 for 1999.
<F2>Amount represents the basic and diluted earnings per share for the Class A
Common Stock. The basic and diluted earnings per share for the Class B Common Stock is $2.67.

